Exhibit 10.38

MONEYGRAM INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 OMNIBUS INCENTIVE PLAN,
AS OF MAY 6, 2020

CHIEF EXECUTIVE OFFICER
TIME-BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT

This Time-Based RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made by and between MoneyGram International, Inc., a Delaware corporation (the “Company”), and _________ (the “Participant”). The grant date of this award is _________ (the “Grant Date”).

1.    Award.

The Company hereby grants to the Participant a time-based Restricted Stock Unit (an “RSU”) award covering _______ shares (the “Shares”) of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) according to the terms and conditions as provided in this Agreement, in the Amended and Restated Employment Agreement dated March 2, 2018 by and among the Company and the Participant (as amended, restated or otherwise modified from time to time, the “Employment Agreement”) and effective as of January 1, 2018 (the “Effective Date”), and in the Company’s Amended and Restated 2005 Omnibus Incentive Plan, as of May 6, 2020 (as amended, restated or otherwise modified from time to time, the “Plan”). Each RSU represents the right to receive one Share, a cash amount equal to the Fair Market Value of one Share, or a combination of the foregoing, in the Company’s sole discretion, subject to the vesting requirements of this Agreement and the terms of the Plan. The RSUs are granted under Section 6(c) of the Plan. The RSUs are subject to appropriate adjustment as may be determined by the Committee from time to time in accordance with Section 8(c) of this Agreement. A copy of the Plan will be furnished upon request of the Participant. Each capitalized term used but not defined in this Agreement shall have the meaning assigned to that term in the Plan.

2.    Vesting.

(a)    Unless otherwise provided in this Agreement, the RSUs granted under this Agreement shall vest as follows, provided the Participant remains continuously employed by the Company or a Subsidiary (or one of the Company’s affiliates) from the Grant Date through each stated date (each a “Vesting Date”):

Vesting Date	Cumulative Percentage Vested
	_____	%
	_____	%
	______	%

Exhibit 10.38

(b)    The Participant shall have no rights to the Shares until the RSUs have vested. Prior to settlement, the RSUs represent an unfunded and unsecured obligation of the Company.

(c)    For purposes of this Agreement, “Subsidiary” shall mean any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(d)    In the event the Participant would otherwise become vested in a fractional portion of an
RSU (a “Fractional RSU”) based on the vesting terms set forth in Section 2(a), the Fractional RSU shall instead remain unvested until the final Vesting Date; provided, however, that if the Participant would otherwise vest in a subsequent Fractional RSU prior to the final Vesting Date for the RSUs and such Fractional RSU taken together with a previous Fractional RSU that remained unvested would equal a whole RSU, then such Fractional RSUs shall vest to the extent they equal a whole RSU. Upon the final Vesting Date, the value of any remaining Fractional RSUs shall be rounded up to the nearest whole RSU.

3.    Settlement of RSUs. Any RSUs that vest shall be paid to the Participant solely in whole Shares on, or as soon as practicable (but in no event later than 60 days) after, the date the RSUs vest in accordance with Section 2 above (or, if sooner, Sections 5 or 6 below). Notwithstanding the foregoing, the Company may, in its sole discretion, settle all or a portion of any RSUs in the form of: (a) a cash payment, (b) Shares or (c) a combination of cash and Shares.

4.    Restrictions on Transfer.

(a)    Except as otherwise provided by the Plan or by the Committee, the RSUs shall not be transferable other than by will or by the laws of descent and distribution. The RSUs may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the RSUs shall be void and unenforceable against the Company or any Subsidiaries.

(b)    None of the Shares acquired pursuant to the RSU award shall be assigned, transferred, pledged, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the United States Securities Act of 1933, as amended).

5.    Effect of Involuntary Termination or Termination for Good Reason From and After a Change in Control. Notwithstanding the vesting provisions contained in Section 2 above or Section 6 below, but subject to the other terms and conditions contained in this Agreement, from and after a Change in Control the following provisions shall apply:

(a)    Notwithstanding the other provisions of this Section 5, if the RSUs are assumed or otherwise replaced in connection with a Change in Control and the Participant’s employment is terminated by the Company or any of its Subsidiaries (or any of its affiliates) without Cause (as defined in Section 5(c) below) or the Participant terminates his employment for Good Reason (as defined in Section 5(b) below) in each case upon or within 24 months following the occurrence of such Change in Control but prior to the final Vesting Date, then all unvested RSUs

Exhibit 10.38
subject to this award will automatically accelerate and become vested upon such termination of employment.

(b)    For purposes of this Agreement, “Good Reason” shall mean, without the Participant’s consent: (i) any material reduction in the Participant’s position or responsibilities, excluding an isolated, insubstantial or inadvertent action not taken in bad faith; (ii) a material reduction of the Participant’s Base Salary or Target Bonus (as those terms are defined in the Employment Agreement) opportunity then in effect, except in connection with an across-the-board reduction of not more than 10% applicable to senior executives of the Company; or (iii) the reassignment of the Participant’s place of work to a location more than 50 miles from the Participant’s place of work on the Effective Date; provided, that none of the events described in clauses (i), (ii), and (iii) shall constitute Good Reason unless (x) the Participant shall have given written notice to the Company of the Participant’s intent to terminate his employment with Good Reason within sixty (60) days following the occurrence of any such event and (y) the Company shall have failed to remedy such event within thirty (30) days of the Company’s receipt of such notice. Failing such cure, a termination of employment by the Participant for Good Reason shall be effective on the day following the expiration of such cure period. Notwithstanding the foregoing, if the Employment Agreement contains a Good Reason definition more favorable to the Participant, such definition shall apply for purposes of the Agreement.

Notwithstanding anything else to the contrary contained in this Agreement or the Employment Agreement, if the Company temporarily suspends the Participant from his duties but retains the Participant as an employee pending or during an investigation of whether an act or omission by the Participant constitutes Cause, and the Participant tenders his resignation based on Good Reason with respect to the suspension of duties within the required period for resigning for Good Reason, the Company may delay treating such resignation as for Good Reason until the completion of the investigation and need not treat the resignation as based on Good Reason at such date if it can then establish Cause; provided, however, that the Participant shall retain his right to terminate employment for Good Reason based on other factors, if applicable.

(c)    For purposes of this Agreement, “Cause” shall mean a good faith finding by the Board of: (i) the Participant’s willful refusal to carry out, in all material respects, the reasonable and lawful directions of the Board that are within the Participant’s control and consistent with the Participant’s status as the Chief Executive Officer and his duties and responsibilities as set forth in the Employment Agreement (except for a failure that is attributable to the Participant’s illness, injury or Disability (as defined in Section 6(c) below)) for a period of 10 days following written notice by the Company to the Participant of such failure; (ii) fraud or material dishonesty in the performance of the Participant’s duties under the Employment Agreement; (iii) an act or acts on the Participant’s part constituting (x) a felony under the laws of the United States or any state thereof, (y) a misdemeanor involving moral turpitude, or (z) a material violation of federal or state securities laws; (iv) an indictment of the Participant for a felony under the laws of the United States or any state thereof; (v) the Participant’s willful misconduct or gross negligence in connection with the Participant’s duties under the Employment Agreement, which is materially injurious to the financial condition or business reputation of the Company; (vi) the Participant’s material breach of the Company’s Code of Conduct and Ethics or any other code of conduct in effect from time to time to the extent applicable to the Participant, and which breach has a material adverse effect on the Company; or (vii) the Participant’s breach of the provisions of

Exhibit 10.38

Sections 8.1, 8.2, 8.3 or 8.4 of the Employment Agreement which breach has a material adverse effect on the Company. No act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, if the Employment Agreement contains a Cause definition more favorable to the Participant, such definition shall apply for purposes of the Agreement.

6.    Effect of Termination of Employment. Except as provided in this Section 6 and in Section 5 above or as otherwise may be determined by the Committee, if the Participant ceases to be an employee of the Company or any of its Subsidiaries (or any of its affiliates) prior to the final Vesting Date, the following actions shall occur:

(a)    Termination for Cause; Resignation without Good Reason. If the Participant’s employment with the Company is terminated for Cause or the Participant resigns other than for Good Reason, any RSUs that are not vested pursuant to Section 2 above as of the date of the Participant’s termination of employment shall be immediately forfeited.

(b)    Involuntary Termination/Disability/Death/Resignation for Good Reason. If the
Participant’s employment with the Company is terminated by the Company without Cause, by the Participant for Good Reason, or due to the Participant’s death or Disability, then that portion of the unvested RSUs that would vest during the 12-month period following the date of such termination shall vest on the date of termination; provided, however, that if the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason on or within 45 days of the next regularly schedule Vesting Date set forth in this Agreement, then the RSUs that are scheduled to vest on the next two regularly-scheduled Vesting Dates pursuant to this Agreement shall become immediately vested on the date of termination.

(c)    For purposes of this Section 6, “Disability” shall mean a determination by a qualified independent physician mutually acceptable to the Participant and the Company that the Participant is unable to perform his duties under the Employment Agreement (after accounting for reasonable accommodation, if applicable and required by applicable law) and in all reasonable medical likelihood such inability will continue for a period of 120 consecutive days or 180 days in any 365-day period. The Participant shall fully cooperate in connection with the determination of whether Disability exists. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Agreement. Notwithstanding the foregoing, if the Employment Agreement contains a Disability definition, such definition shall apply for purposes of the Agreement.

(d)    For purposes of this Agreement, the Participant shall cease to be continuously employed (whether or not later found to be invalid or in breach of any local employment law in the country where the Participant resides and/or is employed or the terms of the Employment Agreement) as of the date that the Participant is no longer actively providing services and will not be continuously employed for purposes of the Plan through any notice period mandated

Exhibit 10.38

under an employment law or practice in the country where the Participant resides and/or is employed, even if otherwise applicable to the Participant’s employment benefits (e.g., continuous employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdictions where the Participant resides and/or is employed or the terms of the Employment Agreement); the Committee shall have the exclusive discretion to determine when the Participant is no longer continuously employed for purposes of the RSU award, and such determination shall be made in accordance with Code Section 409A.

(e)    The vesting benefits provided in Sections 5 and 6 are subject to satisfaction of the conditions set forth in Section 6.6 of the Employment Agreement.

(f)    Notwithstanding any provision herein to the contrary, in the event of any inconsistency between Section 6 of the Employment Agreement and Section 5 or 6 of this Agreement, the provision that is more favorable to the Participant shall control, subject to compliance with Section 409A of the Code.

7.    Forfeiture and Repayment Provisions.

(a)    Failure to properly execute the Agreement (and each other document required to be executed by the Participant in connection with the Participant’s receipt of the RSUs) in a timely manner following the Grant Date may result in the forfeiture of the RSUs, as determined in the sole discretion of the Company.

(b)    The right to vest in the RSUs shall be conditional upon the fact that the Participant has read and understood the forfeiture and repayment provisions set forth in this Section 7, that the Participant has not engaged in any misconduct or acts contrary to the Company as described below, and that the Participant has no intent to leave employment with the Company or any of its Subsidiaries for the purpose of engaging in any activity or providing any services which are contrary to the spirit and intent of Sections 8.1, 8.2, 8.3 or 8.4 of the Employment Agreement.

(c)    The Company is authorized to suspend or terminate this RSU award prior to or after termination of employment if the Company reasonably determines that:

(i)    The Participant engaged in any conduct agreed to be avoided pursuant to Sections
8.1, 8.2, 8.3 or 8.4 of the Employment Agreement; or

(ii)    During the Participant’s employment with the Company or any of its Subsidiaries, the Participant knowingly participated in misconduct that causes a misstatement of the financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Participant or of the Code of Conduct and Ethics or similar program of the Company; or

(iii)During the Participant’s employment with the Company or any of its Subsidiaries (or affiliates), the Participant was aware of and failed to report, as required by any code of ethics of the Company applicable to the Participant or by the Code of Conduct and Ethics or similar program of the Company, misconduct that causes a misstatement of the

Exhibit 10.38

financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Participant or of the Code of Conduct and Ethics or similar program of the Company; or

(iv)    Such suspension or termination is permitted or required by any written clawback or recoupment policies that the Company, with the approval of the Board, may adopt, either prior to or following the Grant Date, and determine should apply to this Agreement, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission.

(d)    If, at any time after the RSUs have vested or have been settled, in whole or in part, the
Company reasonably determines that any of the actions or inactions contemplated under Sections 7(c)(i) through 7(c)(iii) have occurred, then any gain (without regard to tax effects) realized by the Participant from such vesting shall be paid by the Participant to the Company. The Participant consents to the deduction from any amounts the Company or any of its Subsidiaries owes to the Participant to the extent of the amounts the Participant owes the Company under this Section 7(d), provided, that no such deduction shall be made to the extent it would result in additional taxes under Section 409A of the Code.

(e)    Without limiting any of the foregoing, for purposes of this Section 7, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to the Participant’s RSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of this Section 7.

8.    Miscellaneous.

(a)    Issuance of Shares. Upon any vesting of the RSUs, and subject to the payment of any Tax-
Related Items (as defined under Section 8(d) below), to the extent that the Company settles the RSUs in Shares rather than cash, the Company shall deliver the Shares in book entry form at the times specified in Section 3 above. The Shares acquired shall be registered in the name of the Participant, the Participant’s transferee, or if the Participant so requests, in writing at the time of vesting, jointly in the name of the Participant and another person with rights of survivorship. If the Participant dies, the Shares acquired shall be registered in the name of the person entitled to receive the Shares in accordance with the Plan.

(b)    Rights as Shareholder. RSUs are not actual Shares, but rather, represent a right to receive
Shares, or the cash equivalent in the discretion of the Company, according to the terms and conditions set forth herein and the terms of the Plan. Accordingly, the issuance of an RSU shall not entitle the Participant to any of the rights or benefits generally accorded to stockholders unless and until a Share is actually issued under Section 8(a) hereof.

(c)    Adjustments to Award.

(i)    In the event that the Company engages in a transaction such that any dividend or other distribution (whether in the form of cash, Shares, other securities or other

Exhibit 10.38
property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares covered by the RSUs, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, the terms of this RSU award (including, without limitation, the number and kind of Shares subject to this RSU award) shall be adjusted as set forth in Section 4(c) of the Plan.

(ii)    Upon a Change in Control, the Committee may, prior to the Change in Control, in its sole discretion, adjust the terms of this RSU award (including, without limitation, the number and kind of Shares subject to this RSU award) by taking any of the actions permitted under this Agreement and in accordance with Section 4(c) of the Plan.

(d)    Responsibility for Taxes.

(i)    Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any Dividend Equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(ii)    Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agent to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon vesting/settlement of the RSUs. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by the Participant’s acceptance of the RSUs, the Participant authorizes and directs the Company and/or its agent to sell on the Participant’s behalf a whole number of Shares from those Shares issued to the Participant at vesting/settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligations with regard to all Tax-Related Items.

(iii)    The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum withholding rates, in which case the Participant may receive a refund

Exhibit 10.38

of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

(iv)    Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

(e)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon the Participant’s request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. If any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.

(f)    Nature of Grant. In accepting the grant, the Participant acknowledges, understands and agrees that:

(i)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(ii)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;

(iii)    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(iv)    the Participant’s participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the Participant’s employment at any time according to Sections 5.3 and 5.4 of the Employment Agreement;

(v)    the Participant is voluntarily participating in the Plan;

(vi)    the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(vii)    unless otherwise agreed with the Company, the RSUs and the Shares subject to the
RSUs, and the income from and value of same, are not granted as consideration

Exhibit 10.38

for, or in connection with, the service the Participant may provide as a director of a Subsidiary of the Company;

(viii)    the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, except as otherwise provided in Sections 6.1(e) and 6.2 of the Employment Agreement;

(ix)    the future value of the underlying Shares is unknown and cannot be predicted with certainty; and

(x)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s termination of continuous employment by the Company (for any reason whatsoever and whether or not later found to be invalid or in breach of the Employment Agreement or of any employment law in the country where the Participant resides and/or is employed, even if otherwise applicable to the Participant’s employment benefits from the Company), and in consideration of the grant of the RSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, waives his ability, if any, to bring any such claim, and releases the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

(g)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

(h)    Reservation of Shares. The Company shall at all times during the term of the RSU award reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(i)    Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(j)    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(k)    Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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(l)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(m)    Governing Law; Arbitration. The internal law, and not the law of conflicts, of the State of
Texas will govern all questions concerning the validity, construction and effect of this Agreement. Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort or statute) shall be resolved by a binding arbitration, to be held in Dallas, Texas pursuant to the U.S. Federal Arbitration Act and in accordance with the then-prevailing National Rules of Resolution of Employment Disputes of the American Arbitration Association (the “AAA”). The AAA shall select a sole arbitrator. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrator shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the arbitrator be chosen as expeditiously as possible following the submission of the dispute to arbitration. Once such arbitrator is chosen, and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrator upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrator shall render his or her final award within sixty (60) days, subject to extension by the arbitrator upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrator. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrator will state the factual and legal basis for the award. The decision of the arbitrator in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration, including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect thereof may be brought in any federal or state court of competent jurisdiction located within the State of Texas, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(n)    Notices. The Participant should send all written notices regarding this Agreement or the
Plan to the Company at the following address:

MoneyGram International, Inc.
General Counsel & Secretary
2828 North Harwood Street, 15th Floor
Dallas, TX 75201

Exhibit 10.38
(o)    Amendments. The Company may amend this Agreement at any time; provided that, subject to Section 8(c) above, this Section 8(o) and Section 7 of the Plan, no such amendment, alteration, suspension, discontinuation or termination shall be made without the Participant’s consent, if such action would materially diminish any of the Participant’s rights under this Agreement. Notwithstanding the foregoing, any amendment that is intended to facilitate compliance with applicable law may be made without the Participant’s consent; provided, any such amendment shall be made so as to limit any adverse impact on the intended economic benefits of this Agreement, to the extent practicable. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.

(p)    Entire Agreement. This Agreement, including the Appendix, and the Plan and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein and therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(q)    Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement shall remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(r)    Participant Undertaking. The Participant agrees to take such additional action and execute such additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed either on the Participant or upon this RSU award pursuant to the provisions of this Agreement.

(s)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(t)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(u)    Waiver. The Participant acknowledges that a waiver by the Company of any provision of this Agreement or of a breach by the Participant shall not operate or be construed as

Exhibit 10.38
a waiver of any other provision of this Agreement or of any subsequent breach by the Participant.

(v)    No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Participant or any other person.

(w)    Section 409A Provisions. The payment of Shares under this Agreement is intended to be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption set forth in Treasury Regulation §1.409A-1(b)(4). Notwithstanding anything in the Plan or this Agreement to the contrary, to the extent that any amount or benefit hereunder that constitutes “deferred compensation” to the Participant under Section 409A is otherwise payable or distributable to the Participant under the Plan or this Agreement on a date or period that is by reference to the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant unless the Committee determines in good faith that (i) the circumstances giving rise to such Disability or separation from service meet the definition of a disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise (including, but not limited to, a payment made pursuant to an involuntary separation arrangement that is exempt from Section 409A under the “short-term deferral” exception). To the extent that any amount or benefit hereunder that constitutes deferred compensation to the Participant under Section 409A is otherwise payable or distributable to the Participant under the Plan or this Agreement on a date or period that is by reference to a Change in Control that is not a “change in control event” within the meaning of the Treasury Regulations under Section 409A, the amount or benefit instead shall be made on the earlier of the original vesting dates contemplated under Section 2 or the Participant’s separation from service, subject to any delay required pursuant to the following sentence. Any payment or distribution that constitutes deferred compensation subject to Code Section 409A that is payable on a date or period that is by reference to the Participant’s separation from service and that otherwise would be made to a Participant who is a specified employee as defined in Section 409A(a)(2)(B) of the Code as of the date of the Participant’s separation from service instead shall be made on the earlier of the date that is six months and one day after the date of the specified employee’s separation from service and the specified employee’s death.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date set forth in the first paragraph.